Ranger Energy Services to Acquire STEP Energy Services’ U.S. Coiled Tubing Assets
HOUSTON, TX — (August 31, 2026) — Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) today announced that it has entered into an agreement to acquire the US coiled tubing assets of STEP Energy Services (“STEP” or the “Seller”).
Strategic Highlights
•Positions Ranger as the second-largest U.S. coiled tubing operator in the onshore U.S. market, with significant scale and a strong Permian and Bakken presence.
•Delivers a compelling valuation with approximately $27.5 million of total consideration against anticipated 2027 EBITDA of more than $10 million, including at least $2.5 million of first-year cost synergies.
•Creates pull-through opportunities for Ranger’s high-specification rig segment and expands Ranger's ability to provide additional flexibility in drill out programs.

Stuart Bodden, CEO of Ranger Energy Services
“We are excited to announce another step in Ranger’s growth journey. Over the past twelve months, we have advanced key milestones, including the ECHO rig fleet buildout and the American Well Services acquisition. Today, we continue that progress by acquiring STEP Energy Services’ U.S. coiled tubing assets. We have been proud of our Rockies coiled tubing business and began evaluating opportunities to scale it earlier this year. From our first meeting with STEP, it was clear our teams shared strong values and that STEP had built an industry leading technology platform and a reputation for differentiated service.”
Mr. Bodden continued, “We have worked hard to position Ranger for this growth and are confident in our ability to complete the transaction and partner with STEP to assume its U.S. coiled tubing business. STEP’s Coil+ Extended Reach technology is proven in the U.S. market, and we respect the STEP leadership team and what they have built. We intend to preserve its legacy of service quality and innovation when these assets and professionals join Ranger. Going forward, Ranger will be a formidable coiled tubing provider with meaningful share in basins where we already have a deep presence, creating incremental value and opportunity for our professionals and stakeholders.”
Steve Glanville, CEO of STEP Energy Services
“STEP has undergone significant transformation over the past several years, and this transaction is another important step in our strategic journey. Since becoming a privately held company in 2025 and bringing together STEP, Sanjel Energy Services, and Wayfinder Corp. under a single organization earlier this year, we have created one of Canada's leading energy services platforms, with expanded capabilities across coiled tubing, hydraulic fracturing, cementing, along with proppant supply and logistics. We are extremely proud of the U.S. coiled tubing business we built over the past 11 years and the talented team that has earned a reputation for operational excellence and exceptional client service. As we look ahead, we see compelling opportunities to grow our integrated Canadian business and further strengthen our position in the Western Canadian Sedimentary Basin. We believe Ranger is the right organization to carry this business forward, while allowing STEP to focus on strategic growth opportunities in Canada and long-term value creation for our clients, professionals, and stakeholders.”
Business & Asset Overview
STEP Energy Services is North America’s largest deep-capacity coiled tubing string provider, with purpose-built equipment for extended-reach applications and industry-leading COIL+TM technology. STEP’s U.S. coiled tubing business operates from five facilities across Ranger’s existing footprint, from the Bakken through South Texas, with its largest presence in the Permian Basin. The transaction includes 13 full coiled tubing spreads, related equipment and inventory, and certain property and vehicle lease obligations. Ranger expects to hire approximately 220 coiled tubing professionals and support staff and assume operations at closing. Completion of the transaction is subject to customary closing conditions, including receipt of required third-party consents, and is expected to occur on or about September 11, 2026.

Strategic Rationale
This acquisition strengthens Ranger’s well-servicing platform and supports the company’s strategic roadmap:
Market Leadership: Ranger will become the second-largest coiled tubing provider in the Lower 48, with scale in the most prolific U.S. basins and a stronger platform for growth. Pro forma, Ranger’s coiled tubing service line will offer purpose-built, proven technology while leveraging existing relationships with major operators.
Technology Advancement: The acquired assets include market-leading COIL+ technology and ultra-deep intervention capabilities for the deepest-capacity U.S. wells. Command center technology enhances flexibility, while added coiled tubing engineering capabilities support future innovation.
Compelling Valuation: Total consideration of approximately $27.5 million represents slightly more than 2.5x anticipated 2027 EBITDA. The acquisition is expected to be earnings accretive in 2027, with additional upside as the technology matures and scales with strong operating leverage. The consideration mix is expected to support shareholder value creation, and acquiring the service line is expected to provide a faster and lower-risk path than building it out organically.

People and Talent: Ranger expects to welcome a well-trained team of professionals with unparalleled coiled tubing expertise into the Ranger family. These individuals have built a strong reputation for technical execution, service quality, and a client-first mindset, with a clear focus on solving their clients’ most challenging drill-out applications safely and reliably.
Specific Acquisition Details
Ranger will acquire STEP’s coiled tubing assets, inventory, and certain capital and property leases for aggregate consideration of approximately $27.5 million, subject to certain adjustments. Consideration includes $22.5 million in cash and $5.0 million in equity, based on a 30-day trailing VWAP as of the day prior to closing. The asset sale will be funded with revolver borrowings, with post-close borrowings expected to be approximately $30 million while maintaining a strong balance sheet.

Pro forma Financial Details
On a pro forma basis, the acquired assets are expected to add approximately $80 million to $90 million of revenue and more than $10 million of EBITDA in 2027, including at least $2.5 million of first-year synergies. Asset utilization and profitability improvement will be key priorities, supported by greater scale. The transaction is expected to be accretive to earnings and EBITDA, with nominal 2026 uplift as integration begins. 2026 cash flows are expected to be lower due to approximately $10 million of first-quarter post-close borrowings for working capital and pre-close capital commitments.

King & Spalding LLP is serving as legal counsel to Ranger.
About Ranger Energy Services
Ranger Energy Services, Inc. (NYSE: RNGR) provides high-specification workover rigs and completion solutions to the U.S. onshore oil and gas industry, delivering safe, reliable, technology-enabled services that improve customer productivity, reduce environmental impact, and create investor returns.
About STEP Energy Services
STEP Energy Services, founded in 2011 and headquartered in Canada, is a specialized oilfield services company providing deep-capability coiled tubing, hydraulic fracturing, cementing, fluid and nitrogen pumping services and proppant supply.
Forward-Looking Statements
Certain statements included in this release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, including statements regarding the expected timing and completion of the transaction, anticipated revenue, EBITDA, synergies, accretion, borrowings and cash flows, and Ranger’s strategy, plans and objectives, are forward-looking statements. Terms such as, but not limited to, “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “outlook,” “plan,” “could,” “should,” “would,” “may,” and “will” identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the risk that the transaction is not completed on the anticipated timeline or at all; the failure to satisfy closing conditions, including the receipt of required third-party consents; the Company’s ability to integrate these assets with its existing operations and to realize the anticipated cost savings and other efficiencies and benefits; risks related to disruption of management’s attention from the ongoing business operations of the Company due to the transaction; the Company’s ability to hire and retain employees of the acquired business, including key employees, and loss of key employees or customers following the acquisition; the Company’s ability to fund the transaction on the expected terms and the resulting borrowings and leverage; and estimated synergies as well as estimated purchase price accounting impacts, being estimated and materially different from actual results. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Except as otherwise required by applicable law, any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this release.

Use of Non-GAAP Information

We refer to certain non-GAAP financial measures in this release, including pro forma EBITDA. The Company is not providing a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, uncertainties regarding the ability to successfully achieve synergies related to this acquisition and the timing of such synergies.

Investor Contact:
Melissa Cougle
Executive Vice President and Chief Financial Officer
(713) 935-8900
InvestorRelations@rangerenergy.com